Exhibit 10.25
DIGITALGLOBE LETTERHEAD
February 9, 2009
Larry M. Goldman, Esq.
Managing Director and Chief Legal Officer
Post Advisory Group, LLC
Beach Point Capital Management LP
11755 Wilshire Boulevard
Suite 1400
Los Angeles, California 90025
Re: Assignment of 2004 Purchase and Sale Agreement and June 2008 Letter Agreement
Ladies and Gentlemen:
     Reference is hereby made to (i) the Purchase and Sale Agreement (as amended, supplemented or otherwise modified to the date hereof, the “Purchase Agreement”) dated as of January 26, 2004, by and between DigitalGlobe, Inc., a Delaware corporation (the “Company”) and Post Advisory Group, LLC (“Post”) and (ii) the letter agreement (as amended, supplemented or otherwise modified to the date hereof, the “Shelf Registration Letter”) dated as of June 25, 2008 by and between the Company and Post regarding Company’s agreement of filing a shelf registration statement. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Purchase Agreement.
     The accounts and funds that own shares of the Company that were managed or advised by Post are now managed or advised by Beach Point Capital Management LP (“Beach Point”). Accordingly, (i) pursuant to Section 8 of the Purchase Agreement, Post has requested consent from the Company to assign all rights and obligations of Post under the Purchase Agreement, including, but not limited to the observer rights granted under Section 4(b) of the Purchase Agreement, to Beach Point and (ii) Post has request consent from the Company to assign all rights and obligations of Post under the Shelf Registration Letter to Beach Point. Company does hereby consent to the assignment of all rights and obligations of Post under the Purchase Agreement and the Shelf Registration Letter from Post to Beach Point, and Beach Point does hereby accept all assigned rights and agrees to perform all assigned obligations under the Purchase Agreement and the Shelf Registration Letter.
     Notwithstanding anything to the contrary in the Purchase Agreement, in the Shelf Registration Letter or in the Stockholders’ Agreement, the Company hereby consents to the transfer of the shares of the Company owned by the accounts and funds managed or advised by Beach Point to up to two additional accounts and funds managed or advised by Beach Point, and the Company shall cooperate in and perform all actions necessary for such transfer.

     This letter agreement shall be governed by and construed under the laws of the State of Delaware, except that the assignment of the Shelf Registration Letter contemplated hereby shall be governed by and construed under the laws of the State of New York.
     This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this letter agreement by signing any such counterpart.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their proper and duly authorized officers as of the date first written.

BEACH POINT CAPITAL MANAGEMENT LP

By:	/s/ Carl Goldsmith
Name:	Carl Goldsmith
Title:	Managing Partner

POST ADVISORY GROUP, LLC

By:	/s/ Allen Schweitzer
Name:	Allen Schweitzer
Title:	Chief Investment Officer

DIGITALGLOBE, INC.

By:	/s/ Yancey Spruill
Name:	Yancey Spruill
Title:	Executive Vice President and
Chief Financial Officer
Letter Agreement